The Board of Trustees and Shareholders
Mentor Variable Investment Portfolios

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of Mentor VIP Capital Growth Portfolio, Mentor VIP Growth Portfolio and Mentor VIP Perpetual International Portfolio, portfolios of Mentor Variable Investment Portfolios, as of December 31, 1999, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years or periods in the two-year period then ended and financial highlights for each of the years or periods in the two-year period then ended. These financial statements and financial highlights are the responsibility of the Portfolios' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1999 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Mentor VIP Capital Growth Portfolio, Mentor VIP Growth Portfolio and Mentor VIP Perpetual International Portfolio as of December 31, 1999, the results of their operations, changes in their net assets and financial highlights for the periods described above, in conformity with generally accepted accounting principles.




Boston, Massachusetts
January 28, 2000